                                                                   EXHIBIT 23.8
                    CONSENT OF PACIFIC GROWTH EQUITIES, INC

  We hereby consent to the use of our name and to the description of our opinion letter dated October 7, 1996, under the captions "SUMMARY--Opinion of Financial Adviser" and "THE MERGER--Opinion of STAT's Financial Advisor" in, and to the inclusion of such opinion letter as Annex B to, the Joint Proxy Statement/Prospectus of STAT Healthcare, Inc. and American Medical Response, Inc. included as part of the Registration Statement on Form S-4 of American Medical Response, Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          PACIFIC GROWTH EQUITIES, INC
San Francisco, California
November 5, 1996